Exhibit 5.1

Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105-0921 Tel 415.393.8200 www.gibsondunn.com

May 7, 2021

Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, California 94949

Re:	Ultragenyx Pharmaceutical Inc.

Registration Statement on Form S-3 (File No. 333-253008)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (File No. 333-253008) (the “Registration Statement”), of Ultragenyx Pharmaceutical Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto dated May 7, 2021 (the “Prospectus Supplement”), in connection with the offering by the Company of up to $350,000,000 of the Company’s common stock, par value $0.001 per share (the “Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have further assumed that all offers and sales of the Shares will comply with the minimum offering price and pricing formula set forth in the authorization of the offering and sale of the Shares by the Company’s Board of Directors.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement and the Prospectus Supplement thereto, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

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